                                                                    EXHIBIT 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

------------------------------------
IN RE:                                 )     Chapter 11
                                       )
CORAM HEALTHCARE CORP. and             )     Case Nos. 00-3299 (MFW)
CORAM, INC.,                           )     through 00-3300 (MFW)
                                       )
               Debtors.                )     (Jointly Administered Under
                                       )     Case No. 00-3299 (MFW))
------------------------------------

                                      ORDER


     AND NOW, this 5th day of October, 2004, upon consideration of the Trustee's Second Amended Joint Plan of Reorganization and the Equity Committee's Third Amended Joint Plan of Reorganization and for the reasons set forth in the accompanying Opinion, it is hereby

     ORDERED that the request of the Equity Committee for confirmation of its Plan is DENIED; and it is further

     ORDERED that the request of the Trustee for confirmation of its Plan will be GRANTED provided however that the Plan is modified in accordance with the attached Opinion.


                                            BY THE COURT:

                                           /s/ MARY F. WALRATH
                                           ------------------------------
                                            Mary F. Walrath
                                            United States Bankruptcy Judge


cc:  Barry Bressler, Esquire(i)

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     (i) Counsel shall distribute a copy of this Opinion and Order to all interested parties and file a Certificate of Service with the Court.
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                                  SERVICE LIST



Michael L. Cook, Esquire                     Alan B. Miller, Esquire
Howard O. Godnick, Esquire                   John A. Neuwirth, Esquire
Nikhil Singhvi, Esquire                      James K. Goldfarb, Esquire
Sophie Kim, Esquire                          Philip M. Abelson, Esquire
Christopher J. Arnold, Esquire               Adam M. Schloss, Esquire
SCHULTE ROTH & ZABEL LLP                     WEIL, GOTSHAL & MANGES LLP
919 Third Avenue                             767 Fifth Avenue
New York, NY 10022                           New York, NY 10153

Adam G. Landis, Esquire                      Karen C. Bifferato, Esquire
Kerri K. Mumford, Esquire                    CONNOLLY BOVE LODGE & HUTZ LLP
LANDIS, RATH & COBB LLP                      1007 N. Orange Street
919 Market Street, Suite 6000                P.O. Box 2207
P.O. Box 2087                                Wilmington, DE 19899
Wilmington, DE 19801

Richard F. Levy, Esquire                     Mark Minuti, Esquire
David J. Bradford, Esquire                   SAUL EWING LLP
Vincent E. Lazar, Esquire                    222 Delaware Avenue,
Paul V. Possinger, Esquire                   Suite 1200
JENNER & BLOCK, LLC                          P.O. Box 1266
One IBM Plaza                                Wilmington, DE 19899
Chicago, IL 60611

Kenneth E. Aaron, Esquire                    Barry E. Bressler, Esquire
WEIR & PARTNERS LLP                          Wilbur L. Kipnes, Esquire
824 Market Street Mall                       Richard A. Barkasy, Esquire
Suite 1001                                   Michael J. Barrie, Esquire
P.O. Box 708                                 1600 Market Street, Suite 3600
Wilmington, DE 19899                         Philadelphia, PA 19103-7286